Exhibit 8(ii) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K


                            Amendment #1 to Exhibit A

Exhibit A to Custodian Agreement dated as of July 1, 1996 between Bankers Trust Company and BT Pyramid Mutual Funds is hereby amended by adding the following to the List of Portfolios:



THE FOLLOWING IS A LIST OF PORTFOLIOS     THE FOLLOWING IS A LIST OF INVESTMENT
REFERRED TO IN THE FIRST WHEREAS          PORTFOLIOS REFERRED TO IN SECTION 28
CLAUSE OF THE AGREEMENT.                  OF THE AGREEMENT.


BT PreservationPlus Fund                  BT PreservationPlus Portfolio



Dated as of March 26, 1997                BT PYRAMID MUTUAL FUNDS



                                          By:/s/ Charles L. Davis, Jr.
                                          Name:  Charles L. Davis, Jr.
                                          Title:  Vice President



                                          BANKERS TRUST COMPANY



                                          By:/s/ Richard M. Quintal
                                          Name:  Richard M. Quintal
                                          Title:  Managing Director